Exhibit 10.2

August [*], 2024

RE: Senior Notes

This letter agreement (this “Agreement”) is entered into as of the date first set forth above effective as of August 21, 2024 (the “Effective Date”), by and among Aditxt, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”) of that certain Senior Note dated as of May 22, 2024 (the “May Senior Note”) of the Company to confirm our mutual understanding in connection with the Company and the Holder entering into that certain Waiver to Senior Note concurrently herewith. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Notes.

As a material inducement to the Holder entering into the Waiver to Senior Note, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Payments on Senior Notes. On or after the date hereof, the Company may raise capital via: (i) one or more shelf takedowns utilizing its currently effective registration statement on Form S-3 (File No. 333-280757) (a “Shelf Takedown”), (ii) through sales of its common stock under its Common Stock Purchase Agreement with is equity line investor (the “ELOC”), or (iii) through a public offering of securities registered in a Registration Statement on Form S-1 (“Public Offering”). The Company hereby agrees to apply 40% of the net proceeds from any Shelf Takedowns or sales of common stock under the ELOC following the date hereof to make payments on the outstanding balances of the May Senior Notes, which have an aggregate principal balance of $986,380 as set forth on Exhibit A attached hereto, and those certain Senior Notes of the Company in the aggregate principal amount of $1,500,000 as set forth on Exhibit B attached hereto, issued on July 12, 2024 (the “July Senior Notes” and together with the May Senior Notes, the “Senior Notes”), which payments shall be made pro rata based upon the outstanding principal balances of the Senior Notes.

2. Redemption of Series C-1 Convertible Preferred Stock. Commencing on the date that the Senior Notes have been repaid in full, the Company shall redeem all holders (each, a “Holder”) of the Company’s then outstanding Series C-1 Convertible Preferred Stock (ratably based on the amount of Preferred Stock then held by each Holder) in an amount equal to, in the aggregate among all Holders, 40% of the net proceeds raised from any Shelf Takedowns, any sales of common stock under the ELOC or any Public Offering (“Non-Participation Redemption”).  In addition to the foregoing Non-Participation Redemption, in connection with any Shelf Takedown or Public Offering, in the event that a Holder participates in such Shelf Takedown or a Public Offering, the Company shall, in addition to the amounts paid to such Holder in the foregoing sentence) use 50% of the gross proceeds received in such Shelf Takedown or Public Offering from such Holder to redeem such Holder’s shares of Series C-1 Convertible Preferred Stock (“Participation Redemption”).  Notwithstanding anything herein to the contrary, in the event a Holder receives both a Non-Participation Redemption and a Participation Redemption, the “net proceeds” used to determine the Non-Participation Redemption shall be reduced by the Participation Redemption (provided such among shall never be less than zero).  By way of example, if a Holder invests $1 million in a $5 million Public Offering, the Non-Participation Redemption shall be calculated using the Holder’s pro-rata percentage multiplied by 40% of $4.5 million ($4 million PLUS 50% of $1 million investment).

3. Registration Rights. As soon as practicable following written notice from a Holder (and in any event within 30 calendar days following such notice), the Company shall file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale of common stock or any shares of common stock issuable upon conversion or exercise of any shares of Preferred Stock or Warrants then held by such Holder.  The Company shall use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the filing thereof and to keep such registration statement effective at all times until no Holder owns any shares.

4. Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

5. Counterparts; Electronic Execution and Delivery. This Letter Agreement may be executed and delivered by facsimile, or by any other electronic means, and in multiple counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the undersigned have caused this Letter Agreement to be executed as of the date first written above.

ADITXT, INC.

By:
Name:	Amro Albanna
Title:	Chief Executive Officer

Signature Page to Letter Agreement

In Witness Whereof, the undersigned Holder has caused this Letter Agreement to be executed as of the date first written above.

By:
Name:
Title:

EXHIBIT A

EXHIBIT B